                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

P                          TO BE HELD ON JULY 23, 1997
R
O                             CARDIOMETRICS, INC.
X
Y         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having received the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus, hereby appoint(s) Menahem Nassi and Robert Y. Newell, IV, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Special Meeting of Stockholders of Cardiometrics, Inc. ("Cardiometrics") to be held on July 23, 1997, and all postponements and adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of Cardiometrics that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting.

        The undersigned hereby confer(s) the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting. The Proxy when properly executed will be voted in the manner specified herein.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

    Please mark
[X] votes as in
    this example.

The Board of Directors recommends a vote FOR the proposal.
                                                        FOR    AGAINST   ABSTAIN
1. Approval and adoption of the Agreement and Plan      [ ]      [ ]       [ ]
   of Reorganization dated as of January 26, 1997 by and among Cardiometrics, Endosonics Corporation, and River Acquisition Corporation, as subsequently amended.

2. Approval to adjourn the meeting in the event that    [ ]      [ ]       [ ]
   the Board of Directors wishes to continue to
   solicit votes to approve the transaction. The
   subsequent meeting must be held prior to September
   30, 1997.
                                                            MARK HERE
                                                           FOR ADDRESS
                                                            CHANGE AND     [ ]
                                                           NOTE AT LEFT


                                In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

                                Signature:                         Date
                                          ------------------------     ---------

                                Signature:                         Date
                                          ------------------------     ---------